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                                                          EXHIBIT 5(a)

                  INVESTMENT ADVISORY AGREEMENT

           (Treasury Trust Fund and Prime Trust Fund)


          AGREEMENT made as of December 7th, 1988, between EMERALD FUNDS, a Massachusetts business trust (herein called the "Trust"), and BARNETT BANKS TRUST COMPANY, N.A., a national banking association (herein called the "Investment Adviser"), a wholly-owned subsidiary of Barnett Banks, Inc.

          WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

          WHEREAS, the Trust desires to retain the Investment Adviser to furnish the investment advisory and other services set forth herein to the Trust for its Treasury Trust Fund and Prime Trust Fund portfolios (the "Funds"), and the investment Adviser is willing to so furnish such services;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.   APPOINTMENT.

               (a) The Trust hereby appoints the Investment Adviser to provide the investment advisory and other services set forth herein to the Trust for its Treasury Trust Fund and Prime Trust Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth.

               (b) In the event that the Trust establishes one or more portfolios other than the Treasury Trust Fund and Prime Trust Fund with respect to which it desires to retain the Investment Adviser to act as investment adviser hereunder, it shall notify the Investment Adviser in writing. If the investment Adviser is willing to render such services under this Agreement it shall notify the Trust in writing whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the two Funds named above in subparagraph (a) except to the extent that said provisions (including those relating to the compensation payable by the Funds to the Investment Adviser) are modified with respect to such Fund in writing by the Trust and the Investment Adviser at the time.



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          2.   DELIVERY OF DOCUMENTS.

               The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

               (a) The Trust's Agreement and Declaration of Trust, as filed with the State Secretary of the Commonwealth of Massachusetts on March 16, 1988, and any amendments thereto (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

               (b)  The Trust's Code of Regulations and any
          amendments thereto;

               (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

               (d)  The Trust's Notification of Registration on
          Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on March 21, 1988 and any amendments thereto;

               (e) The Trust's Registration on Form N-1A under the Securities Act of 1933 as amended ("1933 Act") (File No. 33-20658) and under the 1940 Act as filed with the Securities and Exchange Commission on March 21, 1988 and any amendments thereto; and


               (f) The most recent prospectus of the Funds (such prospectus together with the related statement of additional information, as presently in effect and all amendments and supplements thereto, are herein called "Prospectus").


The Trust will furnish the investment Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

          3.   SERVICES.

               Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will oversee and assist in the management of the investment portfolio of each Fund. The Investment Adviser will provide the services rendered by it under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. Without

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limiting the generality of the foregoing, the Investment Adviser shall:

               (a) establish and monitor general investment criteria and policies for each Fund;

               (b) recommend to the Board of Trustees of the Trust a sub-adviser to manage each Fund's investment portfolio and, upon proper authorization by the Board of Trustees and the Funds, shareholders, to enter into appropriate contractual arrangements regarding the provision of sub-advisory services to the Funds;

               (c) review and analyze on a periodic basis each Fund's portfolio holdings and transactions in order to determine their appropriateness in light of the Fund's shareholder base;

               (d) review and analyze on a periodic basis the policies established by the sub-adviser for each Fund with respect to the placement of orders for the purchase or sale of portfolio securities; and

               (e) provide, or cause to be provided, to the Board of Trustees of the Trust such reports, statistical data and economic information as may be reasonably requested in connection with the investment
          Adviser's services hereunder.

          4.   OTHER COVENANTS.

               The Investment Adviser agrees that it:

               (a) will comply with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

               (b) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities; and

               (c)  will maintain a policy and practice of
conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. If the Investment Adviser makes investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of the commercial department of any of the Investment Adviser's affiliates. In dealing with commercial customers, the Investment Adviser's affiliates will not inquire

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or take into consideration whether securities of those customers are held by the Funds.

          5.   SERVICES NOT EXCLUSIVE.

               The services furnished by the Investment Adviser hereunder are deemed not to be exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

          6.   BOOKS AND RECORDS.

               In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          7.   EXPENSES.

               During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for any of the Funds.

          8.   NO COMPENSATION.

               The Investment Adviser acknowledges that customer accounts for which it exercises investment discretion and from which it receives compensation will invest in shares of the Funds, and agrees that it shall not be entitled to receive any compensation from the Trust in consideration for the services provided and the expenses assumed pursuant to this Agreement.

          9.   LIMITATION OF LIABILITY.

               The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

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          10.  DURATION AND TERMINATION.

               This Agreement shall become effective as of the date hereof with respect to the Funds listed in Section 1(a) hereof, and with respect to any additional Fund, on the date of receipt by the Trust of notice from the Investment Adviser in accordance with Section 1(b) hereof that the Investment Adviser is willing to serve as investment adviser with respect to such Fund, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to Section 1(b) hereof) shall have been approved by the shareholders of the Funds in accordance with the requirements of the 1940 Act, and unless sooner terminated as provided herein, shall continue in effect until November 30, 1990. Thereafter, if not terminated, this Agreement shall automatically continue in effect as to a particular Fund for successive annual periods ending on November 30, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund), or by the Investment Adviser, on sixty days, written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

          11.  AMENDMENT OF THIS AGREEMENT.

               No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to a particular Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

          12.  MISCELLANEOUS.

               The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of

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the parties hereto and their respective successors and shall be governed by New York law.

          13.  NAMES.

               The names "Emerald Funds" and "Trustees of Emerald Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated March 15, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Emerald Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                              EMERALD FUNDS
Attest:                       (a Massachusetts business trust)


/s/ James Bernaiche           By /s/ William Blundin
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[Seal]


                              BARNETT BANKS TRUST COMPANY, N.A.
Attest:


                              By /s/ Thomas P. Johnson, Jr.
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[Seal]
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